Amended and Restated Schedule to Trust Instrument
Schedule A

FIRST INVESTORS INCOME FUNDS
Cash Management Fund
Fund For Income
Government Fund
Investment Grade Fund
International Opportunities Bond Fund
Strategic Income Fund
Floating Rate Fund

Schedule updated as of May 16, 2013

Schedule A

FIRST INVESTORS EQUITY FUNDS
Global Fund
Special Situations Fund
Total Return Fund
Select Growth Fund
Growth & Income Fund
Opportunity Fund
Equity Income Fund
International Fund

Schedule updated as of September 4, 2012

Schedule A

FIRST INVESTORS TAX EXEMPT FUNDS
Tax Exempt Income Fund
California Fund
Connecticut Fund
Massachusetts Fund
Michigan Fund
Minnesota Fund
New Jersey Fund
New York Fund
North Carolina Fund
Ohio Fund
Oregon Fund
Pennsylvania Fund
Virginia Fund
Tax Exempt Opportunities Fund

Schedule updated as of September 4, 2012

Schedule A

FIRST INVESTORS LIFE SERIES FUNDS
Cash Management Fund
Equity Income Fund
Fund For Income
Government Fund
Growth & Income Fund
International Fund
International Opportunities Bond Fund
Investment Grade Fund
Opportunity Fund
Select Growth Fund
Special Situations Fund
Target Maturity 2015 Fund
Total Return Fund

Schedule updated as of December 17, 2012